MOORE STEPHENS
ELLIS FOSTER LTD. CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 734-1112 Facsimile: (604) 714-5916
Website: www.ellisfoster.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

CANADIAN ZINC CORPORATION

We have audited the balance sheets of Canadian Zinc Corporation as at December 31, 2004, 2003, 2002 and 2001 and the statements of operations and deficit and cash flows for each of the years in the four-year period ended December 31, 2004. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2004, 2003, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the four-year period ended December 31, 2004 in accordance with Canadian accounting principles generally accepted.

Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the company’s financial position and its shareholders’ equity as at December 31, 2004, 2003, 2002 and 2001 and its results of operations for each of the years in the fourth-year period ended December 31, 2004 to the extent summarized in Note 13 to the financial statements.

"MOORE STEPHENS ELLIS FOSTER LTD.”
Chartered Accountants
Vancouver, Canada
February 25, 2005